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                                                                   EXHIBIT 10.38

                              EMPLOYMENT AGREEMENT

     AGREEMENT made and entered into effective as of October 1, 1995, between Calypte Biomedical Corporation, a California corporation with its principal office at 1440 Fourth Street, Berkeley, California, 94710 (the "Company") and John J. DiPietro whose residence is 6458 Oberlin Way, San Jose, CA 95123 (the "Executive").

                                   WITNESSETH

     WHEREAS, the Company desires to induce the Executive to join the Company as its Chief Financial Officer and Vice President; and

     WHEREAS, Executive desires to accept such employment with the Company upon and subject to the terms herein provided.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and undertakings herein set forth, the parties hereto covenant and agree as follows:

     Section 1.    At-Will Employment. The Company and the Executive acknowledge
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that the Executive's employment shall be at-will, as defined under applicable law. Executive's employment relationship may be terminated by either party, with or without good cause or for any or no cause, with ninety (90) days notice. If the Executive's employment terminates for any reason, the Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Company's established Executive plans and practices or in accordance with other agreements between the Company and the Executive. This Agreement shall remain in effect until the date upon which this Agreement terminates by consent of the parties hereto.

     Section 2.    Compensation. The Company will pay Executive for his services
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a base salary at an initial annual rate of One Hundred Twenty Five Thousand
Dollars ($125,000) (the "Base Compensation") payable in accordance with normal Company practice, but in any event not less often than monthly, subject only to such payroll and withholding deductions as are required by law. The Executive's salary shall be adjusted in accordance with normal merit increases consistent with Company's policy with regard to senior management. This agreement also provides Mr. DiPietro with reimbursement for the cost of a corporate apartment, which expenses shall be increased sufficiently to reimburse Mr. DiPietro for the taxes owed on such expenses. Mr. DiPietro is also eligible for a bonus under the Company's bonus plan and shall be entitled to vacation and other benefits provided to the Company's employees generally.
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     Section 3.  Office and Duties. Executive shall have the duties of
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Chief Financial Officer and Vice President. Executive shall have the responsibility, subject to the Chief Executive Officer, for overseeing the financial activities of the Company. The Board of Directors (the "Board") and the Chief Executive Officer shall have the right to revise such compensation from time to time as the Board and Chief Executive Officer may deem necessary or appropriate. Executive covenants and agrees that during the term of this agreement he will devote all of his working time, attention, and efforts to the performance of his duties hereunder and will not engage in any other employment or business activities, other than assisting companies discussed with the CEO or serving on the boards of directors of other entities, without the approval of the CEO.

     Section 4.    Expenses. Executive shall be entitled to reimbursement for
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business expenses incurred by him in connection with the performance of his duties hereunder upon receipt of vouchers therefore in accordance with such procedures as the Company has heretofore or may hereafter establish.

     Section 5.    Vacation During Employment. Executive shall be entitled to
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four weeks vacation each year.

     Section 6.    Additional Benefits. To the extent he is otherwise eligible,
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Executive and his qualified dependents shall be entitled to participate in all group insurance programs, retirement plans, profit sharing plans or other fringe benefit plans which the Company in its sole and absolute discretion makes available generally to its employees, provided, however, nothing herein shall require the Company to establish or maintain any such program or plan.

     Section 7.    Equity Ownership. Executive shall be granted incentive stock
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options to purchase 35,000 shares of Common Stock at $1.00 per share under the terms and conditions of the Company's 1991 Stock Option Plan (attached hereto as Exhibit B). Such options shall have a term of ten (10) years and shall be fully vested after five (5) years. Except as otherwise provided in this Section, vesting of such options shall cease in the event the Executive's employment is terminated. In the event that a Change in Control (as defined below) shall occur, then all unvested options (current and future option grants) held by Executive to acquire stock of the Company or such successor shall become vested and fully exercisable by Executive.

          For the purpose of this Agreement, a "Change in Control" shall mean
(i) any sale of all or substantially all of the Company's assets; (ii) the resignation or termination or other form of removal, including retirement or death of Jack Davis, as Chief Executive Officer; (iii) any tender offer or merger or other transaction which results in the transfer of ownership of more than 50% of the Company's outstanding stock, or any one Company owning 50% or more of the Company's outstanding stock; (iv) any transactions or series of transactions within any 90 day period which, taken together, result in the transfer of ownership of more than 25% of the Company's outstanding stock (or the issuance of new stock such that the issuees own more than 25% of the Company's

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outstanding stock) which transfer of ownership (or which issuance), within 90 days thereafter, results in either (A) the resignation or termination of the Chief Executive Officer in office at the time of such transfer (or issuance), or
(B) the resignation or termination of a majority of the Company's officers (as such term is defined in Rule 16a-l(f) under the Securities Exchange Act of 1934) in office at the time of such transfer (or issuance) (including, without limitation, the Company's Chief Executive Officer and Executive); (v) a change in the composition of the Board as of the date hereof such that a majority of such Board members cease to be comprised of individuals who either (A) have been Board members continuously since the date hereof or (B) have been appointed or nominated for election by at least a majority of the Board members described in
(A) above; or (vi) any other transaction or series of transactions which the Board designates as a Change in Control for purposes of this Agreement.

          The provisions of this Section supersede all other provisions of this Agreement so that the termination of Executive's employment by the Company without Cause shall not deprive Executive of Executive's rights and benefits hereunder. Any Change in Control occurring within twelve months of termination of Executive shall automatically extend this Agreement for such period of time as shall permit Executive to make all determinations and exercise all rights provided Executive hereunder, and any termination of Executive by the Company without Cause or termination by Executive for good reason within twelve months following a Change in Control shall automatically be deemed to be an exercise by Executive of Executive's rights under this Section.

          Notwithstanding the foregoing, in the event that the successor in a Change in Control shall assume the Company's obligations hereunder, or there shall be no successor in a Change in Control, and the Company shall reaffirm the Company's obligations hereunder, Employee shall at a minimum for the twelve month period following the Change in Control be eligible for all of the Severance Benefits identified in Section 8 of this agreement, as well as any other benefits under this agreement.

     8.     Severance Benefits.
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            (a)    Benefits upon Termination. If the Executive's employment with
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the Company terminates as described in this Section 8(a) and Executive signs a
Release of Claims, the Executive shall be entitled to receive severance benefits as follows:

            (i)    Involuntary Termination in the First Twelve Months of
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Employment. If the Executive's employment terminates as a result of Involuntary
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Termination other than Cause within twelve (12) months of Executive's date of hire, then the Company shall pay the Executive Executive's Base Compensation for twelve (12) months after the Termination Date with each monthly installment payable on the last day of such month.

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          (ii) Termination After Twelve Months. If the Executive's employment
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terminates as a result of Involuntary Termination other than Cause more than twelve (12) months after Executive's date of hire, then the Company shall pay Executive Executive's Base Compensation for six (6) months after the Termination Date with each monthly installment payable on the last day of such month.

     (b)    Benefits; Miscellaneous. If the Executive is entitled to severance
            -----------------------
benefits under Section 8(a), then in addition to such severance benefits, the Executive shall receive health, dental and life insurance coverage as provided to the Executive immediately prior to the Termination Date. Such coverage shall continue for three months following the termination date. In addition, (i) the Company shall pay the Executive any unpaid base salary due for periods prior to the Termination Date; (ii) the Company shall pay the Executive all of the Executive's accrued and unused vacation through the Termination Date; and (iii) following submission of proper expense reports by the Executive, the Company shall reimburse the Executive for all expenses reasonably and necessarily incurred by the Executive in connection with the business of the Company prior to termination. These payments shall be made promptly upon termination and within the period of time mandated by applicable law.

Section 9.    Termination of Employment. Notwithstanding any other provision of
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this Agreement.


     (a)    Death. Executive's employment shall terminate immediately in the
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event of Executive's death during the term of his employment, in which event this Agreement shall terminate without further obligation to Executive's legal representative under this Agreement other than those obligations accrued hereunder as of the date of his death.

     (b)    Disability. The Company may terminate this Agreement after having
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established the Executive's Disability, by giving the Executive written notice of its intention to terminate his employment. For purposes of this Agreement, the term "Disability" shall mean an injury or illness which prevents the Executive from substantially performing the duties and responsibilities for a period of 120 days. Termination due to a Disability shall not be considered an Involuntary Termination for purposes of this Agreement.

     (c)    Involuntary Termination. By a majority vote of the Board of
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Directors, the Company may terminate the Executive's Employment at any time during the term of this Agreement. In the event that the Employment of the Executive is terminated by the Company, the Company shall continue to pay Executive compensation in accordance with the provisions of Section 8.

      (d)    Voluntary Termination. The Executive may voluntarily terminate his
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employment at any time, in which event he shall receive no severance pay other than accrued salary, vacation and

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any other such compensation, if any, which is applicable and is generally required to be paid to a terminating Executive.

     (e)    For Cause. The Company may terminate the Executive for Cause. If
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terminated for Cause, the Company shall pay Executive his Base Compensation through the date of termination. In addition, the vesting of stock options shall cease as of the date of termination and the Company shall have no further obligations to the Executive. The term "Cause" shall mean 1) acts of dishonesty or misconduct, 2) repeated violations of Company policies, or 3) failure to perform his duties following a written warning from the CEO, or 4) breach of any term of this Agreement.

Section 10. Non-Competition and Confidentiality Agreement. Concurrently with the
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execution hereof, Executive shall execute and deliver a Non-Competition,
Confidentiality and Invention Assignment Agreement (attached hereto as Exhibit
C).

Section 11. No Conflict. Executive represents and warrants to the Company that
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he is not now under any obligations to any person, firm or corporation, and has no other interest which is inconsistent or in conflict with this Agreement, or which would prevent, limit or impair, in any way, the performance by him of any of the covenants or his duties in his said employment.

Section 12. Signature by the CEO. This Agreement must be signed by the CEO prior
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to its becoming effective.

Section 13. Successors.
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        (a) Company's Successors. Any successor to the Company (whether direct
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or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and assets which executes and delivers the assumption agreement described in this Section 13(a) or which becomes bound by the terms of this Agreement by operation of law.

        (b) Executive's Successors. The terms of this Agreement and all rights
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of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, devisees and legatees.

 Section 14. Notice. Notices and all other communications contemplated by this
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 Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the

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Executive, mailed notices shall be addressed to him at the home address from which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary. Any termination of employment by the Company of the Executive as a result of an Involuntary Termination shall be communicated by a notice of termination given in accordance with this Section. Such notice shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination and shall specify the termination date (which shall be not more than fifteen
(15) days after the giving of such notice).

Section 15. Miscellaneous Provisions.
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     (a)    No Duty to Mitigate. The Executive shall not be required to mitigate
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the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor shall any such payment be reduced by any earnings that the Executive may receive from any other source.

     (b)    Waiver. No provision of this Agreement shall be modified, waived or
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discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

     (c)    Whole Agreement. This Agreement is intended to supplement and not
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replace any existing agreement between the Executive and the Company. However, no agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

     (d)    Choice of Law. The validity, interpretation, construction and
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performance of this Agreement shall be governed by the laws of the State of
California.

     (e)    Severability. The invalidity or unenforceability of any provision or
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provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

     (f)    Arbitration. Any dispute or controversy arising under or in
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connection with this Agreement shall be settled exclusively by arbitration in
Santa Clara County, California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Punitive damages shall not be awarded.

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     (g)    No Assignment of Benefits. The rights of any person to payments or
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benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Section 15(g) shall be void.

     (h)    Employment Taxes. All payments made pursuant to this Agreement will
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be subject to withholding of applicable income and employment taxes.

     (i)    Counterparts. This Agreement may be executed in counterparts, each
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of which shall be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

EXECUTIVE                                CALYPTE BIOMEDICAL
                                         CORPORATION


By: /s/ John J. DiPietro                 By: /s/ John P. Davis
    ----------------------                   --------------------
    John J. DiPietro                         John P. Davis

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